EXHIBIT 4.3


                      RAYTHEON SAVINGS AND INVESTMENT PLAN

                   Provisions in Effect as of October 1, 1996

                       COMPANIES PARTICIPATING IN RAYTHEON
                           SAVINGS AND INVESTMENT PLAN


Raytheon Company
Raytheon Air Control Company
Raytheon Engineering and Maintenance Company Raytheon Europe International Company Raytheon European Management Company Raytheon European Management and Systems Company Raytheon Foreign Trade Company Raytheon Gulf Systems Company Raytheon International Support Company, Inc.
         (formerly Raytheon Subsidiary Support Company, Inc.)
Raytheon Korean Support Company
Raytheon Logistics Support and Training Company
Raytheon Mediterranean Systems Company
Raytheon Middle East Systems Company
Raytheon Overseas Limited
Raytheon Patriot Support Company
Raytheon Peninsula Systems Company
Raytheon Service Company
Raytheon Southeast Asia Systems Company
Raytheon Systems Company
Raytheon Technical and Administration Services, Ltd.
Raytheon Technical Assistance Company
Raytheon World Services Company
Tube Holding Company, Inc. (formerly The Machlett Laboratories, Incorporated) TAG Semiconductors Limited - Burlington, Mass., Office Only

Amana Refrigeration, Inc.                            effective 1/1/85
Speed Queen Company                                  effective 2/1/85
Beech Acceptance Corporation, Inc.                   effective 1/1/86
Raytheon Aircraft Corporation                        effective 1/1/86
Raytheon Patriot Support Company                     effective 1/1/86
Beech Holdings, Inc.                                 effective 1/1/86
Cedarapids, Inc.                                     effective 1/1/87
Beech Aerospace Services, Inc.                       effective 1/1/88
Seiscor Inc.                                         effective 1/1/88
Seismograph Service Corporation                      effective 1/1/88
Seismograph Service Corporation (Overseas)           effective 1/1/88
Patriot Overseas Support Company                     effective 10/3/88
Data Logic, Inc.                                     effective 1/1/89
Raytheon Services Nevada Company                     effective 11/5/90
Amber Engineering, Inc.                              effective 2/1/93
United Engineers & Constructors
         International, Inc.                         effective 3/23/93
UE&C-Catalytic, Inc.                                 effective 3/23/93
Stearns Catalytic Corporation                        effective 3/23/93
United Architects, Ltd.                              effective 3/23/93
UCI, Ltd.                                            effective 3/23/93
Stearns-Roger Export Ltd.                            effective 3/23/93
Catalytic Industrial Maintenance Co., Inc.           effective 3/23/93
United Engineers Far East, Ltd.                      effective 3/23/93
Jackson & Moreland International, Inc.               effective 3/23/93
U.E.&C. (Canada) Ltd.                                effective 3/23/93
United Engineers International, Inc.                 effective 3/23/93
United Mid-East, Inc.                                effective 3/23/93
United Engineers & Constructors
          of Ireland, Ltd.                           effective 3/23/93
UE, Inc.                                             effective 3/23/93
Energy Overseas International, Inc.                  effective 3/23/93
UE&C Nuclear Inc.                                    effective 3/23/93
United Engineers & Constructors Midwest, Inc.        effective 3/23/93
United Module Fabricators, Inc.                      effective 3/23/93
Specialty Technical Services, Inc.                   effective 3/23/93
UE&C Urban Services Corporation                      effective 3/23/93
Stearns Catalytic Michigan, Inc.                     effective 3/23/93
Badger Catalytic Ltd                                 effective 3/23/93
Asia Badger (Malaysia) Sdn Bhd                       effective 5/12/93
Asia Badger, Inc. (Delaware)                         effective 5/12/93
Badger B.V. (Netherlands)                            effective 5/12/93
Badger Energy, Inc.                                  effective 5/12/93
Badger Engineering and Construction (Pty) Ltd.       effective 5/12/93
Badger Africa (Pty) Ltd.                             effective 5/12/93
Badger Engineers & Constructors, Inc.                effective 5/12/93
Badger Engineers, Inc.                               effective 5/12/93
Badger G.m.b.H.                                      effective 5/12/93
Badger Italiana S.r.l.                               effective 5/12/93
Badger Middle East, Inc.                             effective 5/12/93
Badger Trading Company                               effective 5/12/93
Canadian Badger Company Limite                       effective 5/12/93
Chemical Process Corporation                         effective 5/12/93
Gulf Design Corporation, Inc.                        effective 5/12/93
McBride-Ratcliff and Associates, Inc.                effective 5/12/93
Societe Francaise Badger S.a.r.l.                    effective 5/12/93
Raytheon-Ebasco Indonesia Ltd.
         (formerly Badger Plants, Inc.)              effective 5/12/93
Raytheon-Ebasco Overseas Ltd.
         (formerly Badger Overseas Limited)          effective 5/12/93
Raytheon Corporate Jets, Inc.                        effective 8/6/93
Range Systems Engineering Co.                        effective 10/1/93
Raytheon Constructors, Inc.                          effective 1/1/94
Raytheon Inernational, Inc.                          effective 6/1/94
Arkansas Aerospace, Inc.                             effective 7/1/94
Harbert-Yeargin, Inc. (non-exempt and
         exempt salaried payrolls only)              effective 1/1/95
Raytheon Advanced Systems Company                    effective 1/1/95
Raytheon Brazil Integrated Systems Company           effective 1/1/95
Raytheon Pacific Company                             effective 1/1/95
Raytheon Systems International Company               effective 1/1/95
Raytheon Tennessee Company                           effective 1/1/95
Raytheon Transportation Systems Company              effective 1/1/95
Standard Havens Inc.                                 effective 4/1/95
Litwin Engineers & Constructors, Inc.                effective 8/1/95
Seiscor Technologies, Inc.                           effective 1/1/96
E-Systems, Inc.                                      effective 10/1/96


                              ARTICLE I - PREAMBLE

         The Raytheon Savings and Investment Plan (the "Plan"), which became effective January 1, 1984, provides employees with a tax-effective means of allocating a portion of their salary to be invested in one or more investment opportunities specified in the Plan as determined by the employee and set aside for short-term and long-term needs of the employee. The Plan is applicable only to eligible employees who meet the requirements for membership on or after January 1, 1984. It is intended that the Plan will comply with all of the requirements for a qualified profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code and will be amended from time to time to maintain compliance with these requirements. The terms used in the Plan have the meanings specified in Article XIV unless the context indicates otherwise. The Plan is intended to constitute a plan described in Section 404(c) of the Employee Retirement Income Security Act and Title 29 of the Code of Federal Regulations, ss. 2550.404(c)-1. Participants in the Plan are responsible for selecting their own investment opportunities from the options available under the Plan and the Plan fiduciaries are relieved of any liability for any losses which are a direct and necessary result of investment instructions given by a participant or beneficiary.

         The Plan as restated herein shall be effective as of January 1, 1994 or such other dates as may be specifically provided herein or as otherwise required by law for the Plan or either of the Merged Plans referred to in Section 13.6 to satisfy the requirements of Section 401(a) of the Code. The rights of former Employees whose Severance from Service Date occurred prior to the date of any amendment shall be governed by the terms of the Plan in effect on their Severance from Service Date except as otherwise provided herein.

                            ARTICLE II - ELIGIBILITY

         2.1 Eligibility Requirements - Present Employees -- Each Eligible Employee whose Employment Commencement Date is on or after November 1, 1983, may join the Plan as of the first Pay Period coincident with or next following completion of a Period of Service of three (3) consecutive months commencing on said Employment Commencement Date. Each Eligible Employee whose Reemployment Commencement Date is on or after November 1, 1984, may join the Plan as of the first Pay Period next following said Reemployment Commencement Date.

         2.2 Procedure for Joining the Plan -- Each Eligible Employee who meets the requirements of Section 2.1 may join the Plan by communicating with Fidelity in accordance with instructions in an enrollment kit which will be made available to each Eligible Employee. An enrollment in the Plan shall not be deemed to have been completed until the Employee has designated: a percentage by which Participants' Eligible Compensation shall be reduced as an Elective Deferral in accordance with the requirements of Section 3.2, subject to the nondiscrimination test described in Section 3.3; election of investment funds as described in Article IV; one or more Beneficiaries; and such other information as specified by Fidelity. Enrollment will be effective as of the first administratively feasible Pay Period following completion of enrollment. The Administrator in its discretion may from time to time make exceptions and adjustments in the foregoing procedure on a uniform and nondiscriminatory basis.

         2.3 Transfer Between Companies to Position Covered by Plan -- A Participant who is transferred from employment with one of the Companies to employment as an Eligible Employee with another one of the Companies may remain a Participant of the Plan with his or her new Company.

         2.4 Transfer to Position Not Covered by Plan -- If a Participant is transferred to another position with the Employer in which the Participant is no longer an Eligible Employee, the Participant will remain a Participant of the Plan with respect to Elective Deferrals previously made but will no longer be eligible to have Elective Deferrals made to the Plan on his or her behalf until he or she again becomes an Eligible Employee. In the event the Participant is subsequently transferred to a position in which he or she again becomes an Eligible Employee, the Participant may renew Elective Deferrals by communicating with Fidelity and providing all of the information requested by Fidelity. The renewal of Elective Deferrals will be effective as of the first administratively feasible Pay Period following receipt by Fidelity of the requested information.

                           ARTICLE III - CONTRIBUTIONS

         3.1 Employer Contributions -- The Companies shall contribute to the Trust established under this Plan from Net Annual Profits or Net Profits an amount equal to the total amount of Elective Deferrals agreed to be made by the Companies pursuant to designation by Participants.

         3.2 Elective Deferrals -- Elective Deferrals must be made in one percent (1%) increments with a minimum Elective Deferral of one percent (1%) of Eligible Compensation and a maximum Elective Deferral of seventeen percent (17%); provided, however, that effective for any Plan Year beginning on or after January 1, 1987, in no event may the amount of Elective Deferrals to the Plan, when taken into account with all other elective deferrals (as defined in Code
Section 402(g)) made by a Participant under any other plan maintained by the Employer, exceed $7,000 (adjusted for increases in the cost of living under Code
Section 402(g)) in any calendar year. If a Participant participates in another plan or arrangement which is not maintained by the Employer and which permits elective deferrals in any calendar year and his total Elective Deferrals under the Plan and other plan(s) exceed $7,000 (as adjusted) in a calendar year, he may request to receive a distribution of the amount of the excess deferral (a deferral in excess of $7,000 (as adjusted)) that is attributable to Elective Deferrals to this Plan together with earnings thereon, notwithstanding any limitations on distributions contained in the Plan. Such distribution shall be made by the April 15 following the Plan Year in which the Elective Deferrals were made, provided that the Participant notifies the Administrator of the amount of the excess deferral that is attributable to Elective Deferrals to the Plan and requests such a distribution. The Participant's notice must be received by the Administrator no later than the March 1 following the Plan Year of the excess deferral. In the absence of such notice, the amount of such excess deferral attributable to Elective Deferrals to this Plan shall be subject to all limitations on withdrawals and distributions in the Plan. In addition to distributing excess deferrals at the request of the Participant, the Administrator shall distribute any deferrals made under this Plan or any other plan of the Employer in excess of the statutory maximum deferral of $7,000 (as adjusted). For this purpose as provided in 26 CFR ss.1.402(g)-1(e)(2), a Participant is deemed to notify the Administrator of any excess deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer and to request that such excess deferrals be distributed by the Plan Administrator. The distribution of excess deferrals will include any earnings or be reduced by any loss allocable to the excess deferrals pursuant to the Plan method of allocating earnings or losses and calculated to the last day of the Plan Year in which the excess deferrals were made.

         The Administrator may establish prospectively lower limits for Higher Paid Participants for the purpose of complying with Internal Revenue Code requirements in an orderly manner.

         3.3      Limitations on Elective Deferrals --
                  (a) In no event may Elective Deferrals made on behalf of all Higher Paid Eligible Employees with respect to any Plan Year result in an Actual Deferral Percentage for such group of Higher Paid Eligible Employees which exceeds the greater of (i) or (ii) where:

                  (i) is an amount equal to 125 percent of the Actual Deferral Percentage for all Non-Higher Paid Eligible Employees who have satisfied the eligibility requirements of Article II with respect to such Plan Year; and

                  (ii) is an amount equal to the Actual Deferral Percentage for all Non-Higher Paid Eligible Employees who have satisfied the eligibility requirements of Article II with respect to such Plan Year and two percent (2%), provided that such amount does not exceed 200 percent of such Actual Deferral Percentage.

                  (b) The Administrator shall be authorized to implement rules authorizing or requiring reductions in Elective Deferrals that may be made by Higher Paid Eligible Employees during the Plan Year (prior to any contributions to the Trust) so that the limitation of Section 3.3(a) is satisfied.

                  (c) The Company may in its discretion make Qualified Nonelective Contributions to the Accounts of certain Non-Higher Paid Eligible Employees to the extent required to satisfy the limitations of Section 3.3(a).

                  (d) If the limitation under Section 3.3(a) is exceeded in any Plan Year, the Excess Amounts made on behalf of Higher Paid Eligible Employees with respect to a Plan Year (and earnings allocable thereto) shall then be distributed to such Employees as soon as practicable after the end of such Plan Year, but no later than the last day of the immediately following Plan Year. The Excess Amounts distributed shall include Elective Deferrals and the income allocable thereto. The amount of income allocable to Excess Amounts shall be determined in accordance with the regulations issued under Section 401(k) of the Code and shall include income for the Plan Year for which the Excess Amounts were made. Any such distributions shall be reduced by the amount of any distributions made pursuant to Section 3.2 above.

                  (e) The Administrator may utilize any combination of the methods described in Sections 3.3(b), (c) and (d) to assure that the limitations of Section 3.3(a) are satisfied.

                  (f) For purposes of this Section 3.3, the following definitions and special rules shall apply:

                  (i) The term "Annual Earnings" means the Employee's wages which are required to be reported on IRS Form W-2 for the calendar year which coincides with the Plan Year.

                  (ii) The term "Actual Deferral Percentage" shall mean, with respect to any group of actively employed Eligible Employees who have satisfied the eligibility requirements of Article II for a Plan Year, the average of the ratios, calculated separately for each such Eligible Employee in the group, of:

                           (A) The amount of Elective Deferrals paid to the
                  Trust Fund for such Plan Year, divided by

                           (B) The Eligible Employee's Annual Earnings,
                  including any Elective Deferrals made by the Companies to the Plan on behalf of the Eligible Employee and any pre-tax elective contributions made by the Companies which are excludible from the Eligible Employee's income under Section 125 of the Code.

                  Elective Deferrals shall be taken into account for a Plan Year only if such amounts are allocated to the Eligible Employee's Account as of a date within that Plan Year. For this purpose, an Elective Deferral is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Elective Deferral is actually paid to the Trust Fund no later than 12 months after the Plan Year to which the contribution relates.

                  (iii) The term "Excess Amounts" shall mean with respect to each Higher Paid Eligible Employee who has satisfied the eligibility requirements of Article II for a Plan Year, the amount equal to total Elective Deferrals made on behalf of such Employee (determined prior to the application of the leveling procedure described below) minus the product of the Employee's Actual Deferral Percentage (determined after the leveling procedure described below) multiplied by the amount specified in Section 3.3(f)(ii)(B) above. In accordance with the regulations issued under Section 401(k) of the Code, Excess Amounts shall be determined by a leveling procedure under which the Actual Deferral Percentage of the Higher Paid Eligible Employee with the highest such percentage shall be reduced to the extent required to enable the limitation of Section 3.3(a) to be satisfied or, if it results in a lower reduction, to the extent required to cause such Higher Paid Eligible Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Higher Paid Eligible Employee with the next highest Actual Deferral Percentage. This leveling procedure shall be repeated until the limitation of Section 3.3(a) is satisfied.

                  (iv) The term "Qualified Nonelective Contributions" means contributions that are made pursuant to Sections 3.3(c), 3.8(c) or 3.12 meet the requirements of Section 401(m)(4)(C) of the Code and the regulations issued thereunder, and which are designated as a Qualified Nonelective Contribution for purposes of satisfying the limitations of Sections 3.3(c), 3.8(c) or 3.12. Qualified Nonelective Contributions shall be nonforfeitable when made and are distributable only in accordance with the distribution and withdrawal provisions that are applicable to Elective Deferrals under the Plan; provided, however, that Qualified Nonelective Contributions may not be withdrawn on account of financial hardship. If any Qualified Nonelective Contributions are made, the Company shall keep such records as necessary to reflect the amount of such contributions made for purposes of satisfying the limitations of Sections 3.3(c) or 3.8(c).

                  (v) In the event the Companies maintain two or more plans that are treated as a single plan for purposes of Sections 401(a)(4) and 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), all elective deferrals made under the two plans shall be treated as made under a single plan, and if two or more of such plans are permissively aggregated for purposes of Section 401(k) of the Code, such plans shall be treated as a single plan for purposes of satisfying Sections 401(a)(4) and 410(b) of the Code.

                  (vi) In determining the Actual Deferral Percentage of a Higher Paid Eligible Employee, all cash or deferred arrangements in which such Higher Paid Eligible Employee is eligible to participate shall be treated as a single arrangement.

                  (vii) The family aggregation rules of Section 414(q)(6) of the Code shall apply to any Higher Paid Eligible Employee who is a five percent owner or one of the ten most highly compensated Higher Paid Eligible Employees. The Actual Deferral Percentage for the family group, which is treated as one Higher Paid Eligible Employee, is the Actual Deferral Percentage determined by combining the contributions and compensation of all eligible Family Members. Except to the extent taken into account in this Paragraph (vii), the contributions and compensation of all Family Members are disregarded in determining the Actual Deferral Percentages for all Employees.

         (g) The limitations of this Section 3.3 shall apply to Plan Years beginning on or after January 1, 1987.

         3.4 Reinstatement of Reduced Amounts -- Any reduction effected pursuant to Section 3.3 will remain in effect for the remainder of the Plan Year in which the reduction occurs and will not be automatically reinstated. A Participant whose Elective Deferral has been reduced may elect to increase his or her Elective Deferral effective as of any Pay Period subsequent to notice from the Administrator that Elective Deferrals may be increased as of a specified Pay Period. This election must be made in accordance with the procedure described in
Section 3.5.

         3.5 Change in Elective Deferrals -- Except as provided in Sections 3.3 and 3.4, any Participant may change his or her Elective Deferral percentage to increase or decrease said percentage by notifying Fidelity, such change to take effect as of the next administratively feasible Pay Period.

         3.6 Voluntary Reduction of Elective Deferral to Zero -- Notwithstanding the notice requirements specified in Section 3.5, any Participant may elect to reduce the level of the Participant's Elective Deferral to zero as of the beginning of any Pay Period. The reduction will take effect as soon as practicable following telephone notification by the Participant to Fidelity. A Participant who has reduced his or her Elective Deferral to zero may again make Elective Deferrals as of the next administratively feasible Pay Period subsequent to telephone notification to Fidelity.

         3.7 Matching Contributions -- For each Plan Year, commencing on or after January 1, 1994, subject to limitations imposed by the Internal Revenue Code, the Companies will match from Net Annual Profits or Net Profits the Elective Deferral of each Participant at the rate of one-half (1/2) of the Participant's Elective Deferral on an annual basis provided that: (i) for any Pay Period the matching amount shall not exceed three percent (3%) of the Participant's Eligible Compensation for that pay period; and (ii) as soon as administratively feasible subsequent to the end of the Plan Year, the differential, if any, by which an amount equal to one-half (1/2) of the Participant's Elective Deferral for the Plan Year exceeds the amount of Matching Contributions actually made to Participant for that year, to an annual maximum of three percent (3%) of the Participant's Eligible Compensation for the Plan Year. will be paid into the Participant's Matching Contribution Account.

         3.8      Limitations on Matching Contributions.

                  (a) In no event may the Matching Contributions made on behalf of all Higher Paid Eligible Employees, or forfeitures allocated to the Accounts of such Employees, who have satisfied the eligibility requirements of Article II with respect to any Plan Year result in an Actual Contribution Percentage for such group of Higher Paid Eligible Employees which exceeds the greater of (i) or
(ii) where:

                  (i) is an amount equal to 125 percent of the Actual Contribution Percentage for all Non-Higher Paid Eligible Employees who have satisfied the eligibility requirements of Article II with respect to such Plan Year; and

                  (ii) is an amount equal to the Actual Contribution Percentage for all Non-Higher Paid Eligible Employees who have satisfied the eligibility requirements of Article II with respect to such Plan Year and two percent (2%), provided that such amount does not exceed 200 percent of such Actual Contribution Percentage.

                  (b) The Administrator shall be authorized to implement rules authorizing or requiring reductions in Matching Contributions that may be made by Higher Paid Eligible Employees during the Plan Year (prior to any contributions to the Trust Fund), so that the limitation of Section 3.8(a) is satisfied.

                  (c) The Company may in its discretion make Qualified Nonelective Contributions to the accounts of certain Non-Higher Paid Eligible Employees to the extent required to satisfy the limitations of Section 3.8(a).

                  (d) If the limitation under Section 3.8(a) is exceeded in any Plan Year, the Excess Amounts made on behalf of Higher Paid Eligible Employees with respect to a Plan Year (and earnings allocable thereto) shall then be distributed to such Higher Paid Eligible Employees as soon as practicable after the end of such Plan Year (or, if forfeitable under the terms of the Plan, forfeited), but no later than the last day of the immediately following Plan Year. The Excess Amounts distributed shall include both the Matching Contributions and the income allocable thereto. The amount of income allocable to Excess Amounts shall be determined in accordance with the regulations issued under Section 401(m) of the Code and shall include income for the Plan Year to which the Excess Amounts relate.

                  (e) Elective Deferrals and Matching Contributions shall be further limited to the extent required to prevent prohibited multiple use of the alternative limitation described in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code and the provisions of Reg. ss.1.401(m)-2(b) and any further guidance issued thereunder. If such multiple use occurs, the Actual Contribution Percentage for all Higher Paid Eligible Employees (determined after applying the foregoing provisions of this Section 3.8) shall be reduced in accordance with Reg. ss.1.401(m)-2(c) and any further guidance issued thereunder in order to prevent such multiple use of the alternative limitation.

                  (f) The Administrator may utilize any combination of the methods described in Sections 3.8(b), (c) and (d) to assure that the limitations of Sections 3.8(a) and (e) are satisfied.

                  (g) For purposes of this Section 3.8, the following definitions and special rules shall apply:

                  (i) The term "Annual Earnings" shall have the meaning specified in Section 3.3(f)(i).

                  (ii) The term "Actual Contribution Percentage" shall mean, with respect to any group of actively employed Eligible Employees who have satisfied the eligibility requirements of Article II for a Plan Year, the average of the ratios, calculated separately for each such Eligible Employee in the group, of:

                           (A) The amount of Matching Contributions paid to the
                  Trust Fund for such Plan Year on behalf of the Eligible Employee plus the amount of forfeitures allocated to the Eligible Employee's Account, divided by

                           (B) The Eligible Employee's Annual Earnings,
                  including any Elective Deferrals made by the Companies to the Plan on behalf of the Eligible Employee or any pre-tax election contributions under a "cafeteria plan" (as defined in Section 125 of the Code and applicable regulations) maintained by the Companies for such Plan Year.

                  Matching Contributions and forfeitures shall be taken into account for a Plan Year only if such amounts are allocated to the Eligible Employee's Account as of a date within that Plan Year, such amounts are actually paid to the Trust no later than 12 months after the Plan Year to which the contribution relates and such amounts are contributed on account of Elective Deferrals for such Plan Year.

                  (iii) The term "Excess Amounts" shall mean with respect to each Higher Paid Eligible Employee, the amount equal to the total Matching Contributions made on behalf of the Eligible Employee together with the forfeitures allocated to the Eligible Employee's Account (determined prior to the application of the leveling procedure described below) minus the product of the Eligible Employee's Actual Contribution Percentage (determined after the leveling procedure described below) multiplied by the amount specified in Section 3.8(g)(ii)(B) above. In accordance with the regulations issued under
         Section 401(m) of the Code, Excess Amounts shall be determined by a leveling procedure under which the Actual Contribution Percentage of the Higher Paid Eligible Employee with the highest such percentage shall be reduced to the extent required to enable the limitation of
         Section 3.8(a) to be satisfied or, if it results in a lower reduction, to the extent required to cause such Higher Paid Eligible Employee's Actual Contribution Percentage to equal the Actual Contribution Percentage of the Higher Paid Eligible Employee with the next highest Actual Contribution Percentage. This leveling procedure shall be repeated until the limitation of Section 3.8(a) is satisfied.

                  (iv) The term "Qualified Nonelective Contributions" shall have the meaning specified in Section 3.3(f)(iv).

                  (v) In the event the Companies maintain two or more plans that are treated as a single plan for purposes of Sections 401(a)(4) and 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), all Matching Contributions and forfeitures under the two plans shall be treated as made under a single plan, and if two or more of such plans are permissibly aggregated for purposes of Section 401(m) of the Code, such plans shall be treated as a single plan for purposes of satisfying Sections 401(a)(4) and 410(b) of the Code.

                  (vi) In determining the Actual Contribution Percentage of a Higher Paid Eligible Employee, all plans in which such Higher Paid Eligible Employee is eligible to participate shall be treated as a single arrangement.

                  (vii) The family aggregation rules of Section 414(q)(6) of the Code shall apply to any Higher Paid Eligible Employee who is a five percent owner or one of the ten most highly compensated Higher Paid Eligible Employees. The Actual Contribution Percentage for the family group, which is treated as one Higher Paid Eligible Employee, is the Actual Contribution Percentage determined by combining the contributions and compensation of all eligible Family Members. Except to the extent taken into account in this Paragraph (vii), the contributions and compensation of all Family Members are disregarded in determining the Actual Contribution Percentages for all Employees.

         (h) The limitations of this Section 3.8 shall apply to Plan Years beginning on or after January 1, 1987.

         (i) Notwithstanding anything in the Plan to the contrary, if the rate of Matching Contributions, determined after application of the corrective mechanisms described in Section 3.3, discriminates in favor of Higher Paid Eligible Employees, any such amounts attributable to any Excess Amounts (as described in Subsection 3.3(f)(iii)) of each affected Higher Paid Eligible Employee shall be forfeited so that the rate of Matching Contribution is nondiscriminatory. Any such forfeitures shall be made no later than the end of the Plan Year following the Plan Year for which the Matching Contribution was made and shall be treated in accordance with Section 3.9.

         3.9      Forfeitures --

                  (a) In the event that a Participant incurs a Severance from Service prior to attaining a Nonforfeitable right to the Participant's Matching Contribution, the Matching Contribution Account will be forfeited as of the first day of the month immediately following the earliest of: (i) the date on which the Participant incurs a Period of Severance of five consecutive years;
(ii) death; or (iii) the date on which the Participant's Employee Account is distributed in accordance with Article VI. Forfeitures of Matching Contributions will be used to reduce future contributions of the Companies to the Plan.

                  (b) If, in connection with his Severance from Service, a Participant received a distribution of his Employee Account when he did not have a Nonforfeitable right to his Matching Contribution Account, the Matching Contributions that were forfeited, unadjusted by any subsequent gains or losses, shall be restored if he again becomes an Employee prior to incurring a Period of Severance of five consecutive years, performs an Hour of Service, and repays the full value of his prior distributions, unadjusted for subsequent gains and losses, before the first to occur of (i) the end of the five year period beginning with the date he again becomes an Employee or (ii) the date on which he incurs a Period of Severance of five consecutive years.

         3.10     Rollover Contributions and Transfers --

                  (a) Effective April 1, 1991, Participants may transfer into the Plan qualifying rollover amounts (as defined in Section 402 of the Code) received from other qualified plans subject to Section 401(k) or Section 401(m) of the Code; qualified defined contribution pension or profit sharing plans, provided that no federal income tax has been required to have been paid previously on such amounts; rollover contributions from an individual retirement account described in Section 408(d)(3)(A)(ii) of the Code (referred to herein as a "conduit IRA"); or rollover contributions from the Raytheon Stock Ownership Plan by former Participants in that plan who have incurred a Severance from Service. Such transfers will be referred to as "rollover contributions" and will be subject to the following conditions:

                  (i) the transferred funds are received by the Trustee no later than sixty (60) days from receipt by the Employee of a distribution from another qualified Section 401(k) or Section 401(m) plan or, in the event that the funds are transferred from a conduit IRA, no later than sixty (60) days from the date that the Participant receives such funds from the individual retirement account, subject, however, to (v) below where applicable;

                  (ii) the amount of such rollover contributions shall not exceed the limitations set forth in Section 402 of the Code;

                  (iii) rollover contributions shall be taken into account by the Administrator in determining the Participant's eligibility for a loan pursuant to Article VII;

                  (iv) rollover contributions may be distributed at the request of the Participant, subject to the same administrative procedures as apply to other distributions;

                  (v) rollover contributions may not be received by the Trustee earlier than the Pay Period upon which the Participant elects to join the Plan;

                  (vi) rollover contributions transferred pursuant to this paragraph (a) of Section 3.10 shall be credited to the Participant's Rollover Contribution Account. Rollover contributions will be invested upon receipt by the Trustee;

                  (vii) no rollover contribution will be accepted unless (A) the Employee on whose behalf the rollover contribution will be made is either a Participant or has notified the Administrator that he intends to become a Participant on the first date on which he is eligible therefor, or was a former Participant in the Raytheon Stock Ownership Plan and the entire amount of the rollover contribution is comprised of the Participant's account in that plan; and (B) all required information, including selection of specific investment accounts, is provided to Fidelity. When the rollover contribution has been deposited, any further change in investment allocation of future deferrals or transfer of account balances between investment funds will be effected through the procedures set forth in Sections 4.2 and 4.3.

                  (viii) Under no circumstances shall the Administrator accept as a rollover contribution amounts which have previously been subject to federal income tax.

                  (b) Effective January 1, 1993, Participants may direct that "eligible rollover distributions," as defined in Section 402(c) of the Code, be transferred directly to the Plan. Rules similar to those applicable to "rollover contributions" shall apply to amounts transferred directly to the Plan.

                  (c) Participants who are also covered under the Raytheon Stock Ownership Plan and who are entitled to diversify their accounts under such plan, may direct that the portion of their account which is eligible for diversification under such plan be transferred to the Plan. Rules similar to those applicable to "rollover contributions" shall apply to amounts transferred to this Plan except that such transferred amounts shall not be eligible for loans or withdrawals.

                  (d) Account balances held in other defined contribution plans sponsored by member of the Raytheon controlled group of corporations by Participants in this Plan shall be transferred to this Plan on the following conditions:

                           (i) the account balances, including loan balances, held by former Employees of Serv-Air in the Serv-Air Inc. Savings and Retirement Plan (E-Systems Bright Plan) will be transferred to this Plan on March 1, 1996, or as soon thereafter as is administratively feasible, provided that the accounts of those Participants who notify the local employee benefits office of their desire not to have their accounts transferred will not be transferred as of March 1, 1996, but may be transferred in the future as of specified dates by mutual consent of the respective Plan sponsors and record keepers. The account balances transferred from the Serv-Air Inc. Savings and Retirement Plan may, at the election of the member, be distributed in either a lump sum payable in cash or substantially level periodic installments, or a combination thereof. In the event distribution is delayed or in the event distribution is in installments, the allocation of gains and losses shall continue to be applicable to the transferred balance until fully distributed;

                           (ii) the account balances of Employees of Seiscor Technologies Inc. which are being held in the Seiscor Technologies 401(k) Plan (including loan balances, after-tax contributions and earnings thereon) shall be transferred to this Plan on March 1, 1996, or as soon thereafter as administratively feasible;

                           (iii) Participants who were participants in the United Dominion Industries Compass Plan may transfer pre-tax and after-tax accounts to this Plan on or after January 1, 1996. Such Participants who were hired by United Dominion Industries prior to July 1, 1990, may elect, upon retirement, to use all or part of the Rollover Account (including the after-tax subaccount) received from the United Dominion Industries Compass Plan and the earnings thereon to purchase an annuity providing a lifetime monthly benefit. A list of the Participants who have a right to elect a lifetime annuity with respect to their rollover account received from the United Dominion Industries Compass Plan is set forth on Appendix D hereof. If the Participant is married, the annuity will be paid in the standard form of a 50% joint and survivor annuity with the spouse as the joint annuitant unless the spouse consents in writing before a notary public to a different form of annuity.

                           (iv) Participants who are participants in the E-Systems Inc. Employee Savings Plan ("E-Systems Savings Plan") may, while in a Period of Service with one of the Companies, elect to transfer the following accounts held in the E-Systems Savings Plan to this Plan on or after October 1, 1996: Employer Pre-Tax Basic (elective deferrals); E-Systems Company Match (matching contributions); E-Systems ESOP Assets Account; ECAP Profit-Sharing Plan; and rollover contributions. No other accounts in the E-Systems Savings Plan, including without limitation the S&I Pre-1987 After-Tax Basic, the VRIF Pre-1987 After-Tax Basic and the VRIF Post-1986 After-Tax Basic, shall be transferred to this Plan. Assets transferred from E-Systems Savings Plan accounts shall be held in RAYSIP accounts as follows:

         E-Systems Account                     RAYSIP Account

         Employer Pre-Tax Basic Account        Employee Account

         ESOP Assets Account and E-Systems     Rollover Contributions Account
         Rollover Contributions Account

         E-Systems Company Match Account       Qualified Non-Elective and ECAP
         Contribution Account                  Employer Profit-Sharing
         Account

                  (e) Separate subaccounts shall be established for all amounts received from after-tax accounts in the Seiscor Technologies 401(k) Plan and the United Dominion Industries Compass Plan, and such other plans from which transfers of after-tax accounts to this Plan have been approved by the Administrator. Fidelity shall maintain appropriate records for these after-tax subaccounts for tax purposes, including determining the appropriate basis upon which earnings will be taxed at the time of withdrawal or distribution. Participants may not borrow against the balances in these after-tax subaccounts. Withdrawals may be made from such accounts pursuant to Section 6.3.

         3.11 Refund of Contributions to the Companies -- Notwithstanding the provisions of Article XII, if, or to the extent that, the Companies' deductions for contributions made to the Plan are disallowed, the Companies will have the right to obtain the return of any such contributions for a period of one year from the date of disallowance. For this purpose, all Elective Deferrals and Matching Contributions are made subject to the conditions that they are deductible under the Code for the taxable year of the Companies for which the contribution is made. Furthermore, any contribution made by the Companies on the basis of a mistake in fact may be returned to the Companies within one year from the date such contribution was made.

         3.12 Qualified Non-Elective Contributions -- Specified Amounts -- Each of the Companies may make contributions to the Plan on behalf of eligible Employees, provided that the name of the unit, the effective date of such contributions and the specified amount are set forth on Appendix B hereto. Such contributions shall be Qualified Non-Elective Contributions as defined in
Section 3.3(f)(iv) and shall be included in determining the actual deferral percentage under Section 3.3. If the contributions described in this Section
3.12 are made on behalf of an Employee who is not a Participant, an Account shall be established for such Employee and the Employee shall have the right to elect investment options under Section 4.1. If the Employee does not make a valid election in which investment options are designated for 100% of the Participant's Account, then 100% of the Participant's Account shall be invested in Fund B, a fixed income fund. The Employee may, in accordance with Sections
4.2 and 4.3, change the investment allocation for future deferrals and transfer account balances between investment funds.

                       ARTICLE IV - INVESTMENT OF ACCOUNTS


         4.1 Election of Investment Funds -- Upon enrollment in the Plan, each Participant shall direct that the funds in the Participant's Employee Account and Matching Contribution Account be invested in increments of one percent (1%) in one or more of the following investment funds:

         Fund A - an equity fund designated by the Administrator;

         Fund B - a fixed income fund designated by the Administrator;

         Fund C - Raytheon Company common stock fund;

         Fund D - a stock index fund designated by the Administrator;

         Fund E - a balanced fund designated by the Administrator;

                     Fund F - a growth fund, designated by the Administrator, investing primarily in equities of companies of all types and sizes;

                     Fund G - a growth fund, designated by the Administrator, investing primarily in equities of well-known and established companies.

         In its discretion, the Administrator may from time to time designate new funds and, where appropriate, preclude investment in existing funds and provide for the transfer of Accounts invested in those funds to other funds selected by the Participant or, if no such election is made, to Fund B or similar low risk fixed income fund as determined by the Administrator in its discretion.

Each election will apply to both accounts so that the Employee Account and Matching Contribution Account of the Participant will be invested in the same percentages in the one or more investment funds selected by the Participant. Officers covered the Securities and Exchange Commission Regulation 16b wil not be eligible to elect Fund C, the Raytheon common stock fund, until such election is approved by the shareholders of Raytheon Company. Any request to invest in or transfer out of the Raytheon Common Stock Fund by an "executive officer," as that term is defined in the regulations of the Securities Exchange Commission
(SEC) shall not become effective until six (6) months subsequent to the date the Administrator is notified of the request.

         4.2 Change in Investment Allocation of Future Deferrals -- Each Participant may elect to change the investment allocation of future Elective Deferrals, Matching Contributions and rollover contributions effective as of the first administratively feasible Business Day subsequent to telephone notice to Fidelity. Any changes must be made either in increments of one percent (1%) of the Participant's Account or in a specified whole dollar amount and must result in a total investment of one hundred percent (100%) of the Participant's Account.

         4.3 Transfer of Account Balances Between Investment Funds -- Each Participant may elect to transfer all or a portion of the amount in the Participant's Employee Account, Matching Contribution Account and Rollover Contribution Account between investment funds effective as of the first administratively feasible Business Day following telephone notice to Fidelity. In determining the amount of the transfer, the Participant's Account shall be valued as of the close of business on the Business Day on which telephone notice is received; provided, however, that in any case where the telephone notice is received after 4:00 p.m. Eastern Time (daylight or standard, whichever is in effect on the date of the call), the Account shall be valued as of the close of business on the next Business Day. Such transfers must be made in either one percent (1%) increments of the entire Account or in a specified amount in whole dollars and, as of the completion of the transfer, must result in investment of one hundred percent (100%) of the Account. Transfers shall be effected by telephone notice to Fidelity.

         4.4 Ownership Status of Funds -- The Trustee shall be the owner of record of the assets in the funds specified as Funds A, B, C, D and E and such other funds as may be established by the Administrator. The Administrator shall have records maintained as of the Valuation Date for each fund allocating a portion of the fund to each Participant who has elected that his or her Account be invested in such fund. The records shall reflect each Participant's portion of Funds A, B, D and E, and such other funds as may be established by the Administrator, in a cash amount and shall reflect each Participant's portion of Fund C in cash and unitized shares of stock.

         4.5 Voting Rights -- Participants whose Account has shares of participation in the Raytheon Company Common Stock Fund on the last business day of the second month preceding the record date (the "Voting Eligibility Date") for any meeting of stockholders have the right to instruct the Trustee as to voting at such meeting. The number of votes is determined by dividing the value of the shares in the Participant's Account in the Raytheon Common Stock Fund by the closing price of Raytheon Common Stock on the Voting Eligibility Date. If the Trustee has not received instructions from a Participant as to voting of shares within a specified time, then the Trustee shall not vote those shares. If a Participant furnishes the Trustee with a signed vote direction card without indicating a voting choice thereon, the Trustee shall vote Participant's shares as recommended by management. In addition, each Participant shall have the right to accept or reject any tender or exchange offer for shares of common stock. The Trustee shall vote (or tender or exchange) all combined fractional shares of Raytheon Common Stock to the extent possible in the same proportion as the shares which have been voted (or tendered or exchanged) by each Participant. Any instructions as to voting (or tender or exchange) received from an individual Participant shall be held in confidence by the Trustee and shall not be divulged to the Companies or to any officer or employee thereof or to any other person.

                               ARTICLE V - VESTING

         5.1 Employee, Rollover Contribution and Qualified Non-Elective Contribution Accounts -- Each Participant shall have a Nonforfeitable right to any amounts in the Participant's Employee, Rollover Contribution and Qualified Non-Elective Contribution Accounts.

         5.2 Matching Contribution Account -- Each Participant shall have a Nonforfeitable right to the Participant's Matching Contribution Account upon the earliest of:

                  (a) Completion of a Period of Service of five (5) years commencing on or after January 1, 1984 (for purposes of determining the length of a Period of Service under this paragraph only, service by Employees on or after January 1, 1984, with the following Companies, the assets of which have been acquired by the Company, will be credited as vesting service: Unimac Company, Inc.; Litwin Engineers & Constructors, Inc.; E-Systems, Inc.; Rust Engineering, Inc., including Rust Plant Services. In addition, vesting service credited to an Employee under Section 6.2(b) of the Speed Queen Company Retirement Savings Plan will be credited to an Eligible Employee regardless of whether such vesting service was earned prior to January 1, 1984); or

                  (b) Completion of a Period of Participation of three (3) years subsequent to fulfillment of the eligibility requirements in Sections 2.1 or 2.2 (except that, in applying this paragraph to Employees on the payroll of Arkansas Aerospace Inc. as of June 30, 1994, who, as of July 1, 1994, become Participants in this Plan, the Employment Commencement Date (or, if a Period of Severance occurred since such date, the Reemployment Commencement Date) with Arkansas Aerospace Inc. shall be deemed to be the date of commencement of participation under this Plan and, in applying this paragraph to Employees on the payroll of Speed Queen Company as of December 31, 1994, who, as of January 1, 1995, become Participants in this Plan, the most recent date on which the Employee commenced participation in the Unimac Company, Inc. Retirement Plan shall be deemed to be the date of commencement of participation under this Plan); and, in applying this paragraph to Employees on the salaried payrolls of Standard Havens, Inc. as of March 31, 1995, who as of April 1, 1995, become Participants in this Plan, the most recent date on which the Employee commenced participation in the Standard Havens, Inc. 401(k) Profit Sharing Plan shall be deemed the date of commencement of participation under this Plan; or

                  (c) The Participant's Retirement, death (while an Employee), Disability or attainment of Normal Retirement Age; or

                  (d) The date of layoff of Participants laid off as a result of the permanent closing of the Oxnard plant; or

                  (e) November 20, 1992, for those Participants who were employed by Seismograph Service Corporation or GeoQuest Systems, Inc. as of such date and became employees of Schlumberger, Inc. or a subsidiary thereof as a result of the sale of the Raytheon seismic business to Schlumberger; or

                  (f) The date of Layoff of Participants laid off as a resul of the sale of the Sorensen facility; or

                  (g) The date of transfer for those Participants permanently transferred to Standard Missile Company (a joint ventur between Raytheon Company and Hughes Missile Systems Company).

                  (h) October 31, 1995, for those Participants who were employed by D. C. Heath as of such date and became employees of Houghton Mifflin Inc., or a subsidiary thereof, as a result of the sale of the D. C.Heath business to Houghton Mifflin on October 31, 1995.

         5.3      Break in Service Rules

                  (a) Periods of Service -- In determining the length of a Period of Service, the Administrator shall include all Periods of Service, except the following Periods of Service shall not be taken into account:

                  (i) in the case of a Participant who has made no Elective Deferrals to the Plan, the Period of Service before any Period of Severance which equals or exceeds five consecutive years; and

                  (ii) in the case of a Participant who has made Elective Deferrals to the Plan and who has incurred a Period of Severance which equals or exceeds five years, the Period of Service after such Period of Severance shall not be taken into account for purposes of determining the nonforfeitable interest of such Participant in the Matching Contributions allocated to his Account prior to such Period of Severance.

                  (b) Periods of Severance -- In determining the length of a Period of Service for purposes of Section 14.39, the Administrator shall include any period of time beginning on an Employee's Severance from Service Date and ending on the date on which he is next credited with an Hour of Service, provided that such Hour of Service is credited within the 12 consecutive month period following such Severance from Service Date.

                  (c) Other Periods -- In making the determinations described in subsections (a) and (b) of this Section 5.3, the second, third, and fourth consecutive years of a Layoff (from the first anniversary of the last day paid to the fourth anniversary of the last day paid) and any period in excess of one
(1) year of an Authorized Leave of Absence shall be regarded as neither a Period of Service nor a Period of Severance.

                            ARTICLE VI - WITHDRAWALS

         6.1 In-Service Withdrawals - Matching Contributions -- Upon completion of a Period of Participation of five (5) years, a Participant may withdraw, subject to both a minimum withdrawal amount of $250 and the requirement that a Participant may withdraw no more than twice during a Plan Year, if no loans are outstanding, and only once during a Plan Year if loans are outstanding, all or part of the Participant's Matching Contribution Account. Withdrawals will be based upon the value of the Account as determined under Section 6.9. Withdrawals from Funds A, B, D, E, F and G, and such other funds as may be established by the Administrator will be made in cash; withdrawals from Fund C will be made in cash or stock (with cash for fractional or uninvested shares) as directed by the Participant. Funds for the withdrawal will be taken on a pro rata basis against the Participant's investment fund balances in the Participant's Matching Contribution Account.

         6.2 In-Service Withdrawal - Employee and Qualified Non-Elective Contribution Accounts -- While in a Period of Service, a Participant may withdraw assets from his or her Accounts as follows:

                  (a) all or a portion of the Participant's Employee Account and Qualified Non-Elective Contribution Account upon attainment of age 59 1/2 or
                  (b) a distributable amount (as defined in Treas. Reg. ss. 1.401(k)-1(d)(2)) on account of a hardship as defined in the regulation. A distribution is made on account of a hardship only if the distribution both is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy the financial need. In determining the amount required to satisfy the financial need, the Administrator shall take into account the federal, state and local income taxes or penalties reasonably anticipated to result from the withdrawal. The distributable amount is equal to the Participant's total Elective Deferrals as of the date of distribution reduced by the amount of previous distributions on account of hardship and increased by that portion of income allocable to Elective Deferrals which was credited to the Participant's Account as of December 31, 1988. Withdrawals from the Employee Accounts of less than $250 will not be permitted. Withdrawals will be based upon the value of the Account as determined under Section 6.9. Payment of the amount withdrawn will be made as soon as reasonably practicable after the effective date of the withdrawal. Withdrawals from Funds A, B, D, E, F and G, and such other funds as may be established by the Administrator, will be made in cash; withdrawals from Fund C will be made in cash or stock (with cash for fractional or unissued shares) as elected by the Participant. Funds for the withdrawal will be taken on a pro rata basis against the Participant's investment fund balances in the Participant's Employee Account.

         6.3 In-Service Withdrawal - Rollover Contribution Account -- A Participant may withdraw all or a portion of the Participant's Rollover Contribution Account. Withdrawals will be based upon the value of the Account as determined under Section 6.9. Payment of the amount withdrawn will be made as soon as reasonably practicable after the effective date of the withdrawal. Withdrawals from Funds A, B, D, E, F and G will be made in cash. Withdrawals from Fund C will be made in cash or stock (with cash for fractional or unissued shares) as elected by the Participant.

         6.4      Requirements For Financial Hardship Withdrawals --

                  (a) A Participant requesting a withdrawal of the distributable amount of the Participant's Employee Account due to reasons of immediate and heavy financial need must submit such documentation or information in other form as required by the Administrator and shall advise Fidelity by telephone notice or such other means as established by the Administrator's rules then in effect of the existence of an immediate and heavy financial need and the fact that the need will be satisfied by the requested distribution.

                  (b) The Participant shall represent that this financial need cannot be satisfied by any of the following sources: through reimbursement or compensation by insurance or otherwise; by liquidation of the Participant's assets; by cessation of Elective Deferrals under the Plan; or by other distributions or non-taxable (at the time of the loan) loans currently available from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

                  (c) For purposes of Section 6.2, "immediate and heavy financial need" is limited to financial need arising from the following specific causes: expenses for medical care (as described in Section 213(d) of the Code) previously incurred by the Participant, the Participant's spouse or any dependents (as defined in Section 152 of the Code) of the Participant, or which are necessary for these persons to obtain medical care described in Section 213(d) of the Code; costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); payment of tuition and related educational expenses for the next twelve months of post-secondary education for the Participant, or the Participant's spouse, children or dependents (as defined in Section 152 of the Code); expenses relating to the need to prevent the eviction from or foreclosure on the Participant's principal residence; or any other circumstance, as determined by the Administrator based upon all the relevant facts, establishing substantial justification for the withdrawal.

                  (d) If a Participant receives a withdrawal for reasons of financial hardship, his or her Elective Deferrals shall be reduced to six percent (6%), if in excess thereof as of the date of distribution, and shall not be increased during the twelve months immediately subsequent to the date of distribution.

         6.5 Redeposits Prohibited -- No amount withdrawn pursuant to Section 6.1, Section 6.2 or Section 6.3 may be redeposited in the Plan.

         6.6 Distribution -- Distribution of the Participant's Employee, Rollover Contribution and Qualified Non-Elective Contribution Accounts and, if the Participant has a Nonforfeitable right to his or her Matching Contribution Account pursuant to Section 5.2, the Matching Contribution Account, will be made at the direction of the Participant (or his legal representative or Beneficiary in the case of his Disability or death) upon the Retirement, Disability (as defined in Section 14.13), death, or Severance from Service (as defined in
Section 14.49) of the Participant. In the event the Participant dies or his Severance from Service occurs after his Normal Retirement Age, or if the value of the Nonforfeitable portion of the Participant's Account as of the Valuation Date which coincides with or immediately precedes the date of distribution is not in excess of $3,500, the Administrator shall cause the distribution to automatically be made. Payment will be made in the form of a lump sum distribution of the entire amount in the Participant's Account (to which the Participant has a Nonforfeitable right) which will be paid as soon as practicable following notification to the Benefits and Services Department, Raytheon Company, Lexington, Massachusetts, of the Retirement, death, Disability or Severance from Service and a telephone request by the Participant to Fidelity for the distribution. Distributions will be based upon the value of the Account as determined under Section 6.9. Distribution of the amounts in said accounts in the funds designated in Funds A, B, D, E, F and G, and such other funds as may be established by the Administrator, will be made in cash. Distribution of any amount in said accounts in Fund C (Raytheon Company stock) will be made in either cash or, if elected by the Participant or, in the case of death, the Participant's Beneficiary, stock. Partial deferrals will not be permitted. If there is no Beneficiary surviving a deceased Participant at the time payment of a Participant's Account is to be made, such payment shall be made in a lump sum to the person or persons in the first following class of successive Beneficiaries surviving, any testamentary devise or bequest to the contrary notwithstanding: the Participant's (a) spouse, (b) children and issue of deceased children by right of representation, (c) parents, (d) brothers and sisters and issue of deceased brothers and sisters by right of representation, or (e) executors or administrators. If no Beneficiary can be located during a period of seven (7) years from the date of death, the amount of the distribution shall revert to the Trust and be treated in the same manner as a forfeiture under Section 3.9.

         Except as provided by Section 401(a)(9) of the Code as set forth in this Section, benefits in the Plan will be distributed to each Participant not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

         (1)      attainment by the Participant of Normal Retirement Age;

         (2) the tenth (10th) anniversary of the date on which Participant commenced participation in the Plan; or

         (3)      Participant's Severance from Service.

If the amount of the benefit payable to a Participant has not been ascertained by the sixtieth (60th) day after the close of the Plan Year in which the latest of the three events described in clauses (1), (2) and (3) above occurred, or Participant cannot be located after reasonable efforts to do so, then payment retroactive to said sixtieth (60th) day after the close of the Plan Year in which the latest of the three events occurred may be made no later than sixty
(60) days after the later of the earliest date on which the amount of such payment can be ascertained under the Plan or the earliest date on which the Participant is located.

         A lump sum distribution of a Participant's Account will be made not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or, for Participants who have attained age 70 1/2 before January 1, 1988, and have elected to defer distribution in accordance with procedures established by the Administrator, the calendar year in which the Participant retires.

         In the event amounts are transferred to this Plan from another plan qualified under Section 401(a) of the Code (other than amounts described in Section 3.10(c)), any distribution or withdrawal rights available to the Participant under such other plan which are protected under Section 411(d)(6) of the Code shall be available to the Participant under this Plan.

         6.7 Withdrawal/Distribution - Executive Officers -- No withdrawal by or distribution to an "executive officer," as that term is defined by the SEC, from an Account in the Raytheon Common Stock Fund will be effective until the expiration of six (6) months from the date the Administrator receives the request for the withdrawal or distribution.

         6.8 Direct Rollovers -- Effective January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this paragraph, the following terms shall have the following meanings:

                  (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.

                  (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, the term is limited to an individual retirement account or individual retirement annuity.

                  (c) Distributee: A distributee includes a Participant or former Participant. In addition, the Participant's or former Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (d) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

         6.9 Determination of Amount of Withdrawal or Distribution -- In determining the amount of any withdrawal or distribution hereunder, the Participant's Account shall be valued as of the close of business on the Business Day on which telephone notice is received; provided, however, that in any case where the telephone notice is received after 4:00 p.m. Eastern Time (daylight or standard, whichever is in effect on the date of the call), the Account shall be valued as of the close of business on the next Business Day.
                               ARTICLE VII - LOANS

         7.1 Availability of Loans -- Participants may borrow against all or a portion of the balance in the Participant's Employee Account and Rollover Contribution Account, and the Matching Contribution Account if the Participant has a Nonforfeitable right thereto pursuant to Section 5.2, subject to the limitations set forth in this Article. Participants who have incurred a Severance from Service will not be eligible for a Plan loan. The Vice President, Human Resources, is authorized to administer this loan program.

         7.2 Minimum Amount of Loan -- No loan of less than $500 will be permitted.

         7.3 Maximum Amount of Loan -- No loan in excess of fifty percent (50%) of the aggregate value of a Participant's Employee Account and Rollover Contribution Account and the Nonforfeitable portion of Participant's Matching Contribution Account balances will be permitted. In addition, limits imposed by the Internal Revenue Code and any other requirements of applicable statute or regulation will be applied. Under the current requirements of the Internal Revenue Code, if the aggregate value of a Participant's Employee Account, Rollover Contribution Account and Nonforfeitable portion of the Matching Contribution Account exceeds $20,000, the loan cannot exceed the lesser of one-half (1/2) the Nonforfeitable aggregate value or $50,000 reduced by the excess of (a) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made over (b) the outstanding balance of loans from the Plan on the date on which such loan was made.

         7.4 Effective Date of Loans -- Loans will be effective as specified in the Administrator's rules then in effect.

         7.5 Repayment Schedule - The Participant may select a repayment schedule of 1, 2, 3, 4 or 5 years. If the loan is used to acquire any dwelling which, within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant, the repayment period may be extended up to 15 years at the election of the Participant. All repayments will be made through payroll deductions in accordance with the loan agreement executed at the time the loan is made, except that, in the event of the sale of all or a portion of the business of the Employer or one of the Companies, or other unusual circumstances, the Administrator, through uniform and equitable rules, may establish other means of repayment. The loan agreement will permit repayment of the entire outstanding balance in one lump sum. The minimum repayment amount per pay period is $10 for Participants paid weekly and $50 for Participants paid monthly. The repayment schedule shall provide for substantially level amortization of the loan.

         7.6 Limit on Number of Loans -- No more than two loans may be outstanding at any time.

         7.7 Interest Rate -- The interest rate for a loan pursuant to this Article will be equal to the prime rate published in The Wall Street Journal on the first business day in June and December of each year. The rate published on the first business day in June will apply to loans which are effective at any time during the period July 1 through December 31 thereafter; the rate published on the first business day of December will apply to loans which are effective at any time during the period January 1 through June 30 thereafter.

         7.8 Effect Upon Participants Employee Account -- Upon the granting of a loan to a Participant by the Administrator, the allocations in the Participant's Account to the respective investment funds will be reduced on a pro rata basis and replaced by the loan balance which will be designated as an asset in the Account. Such reduction shall be effected by reducing the Participant's Accounts in the following sequence, with no reduction of the succeeding Accounts until prior Accounts have been exhausted by the loan: Matching Contribution Account; Employee Account; and Rollover Contribution Account. Upon repayment of the principal and interest, the loan balance will be reduced, the Participant Accounts will be increased in the reverse order in which they were exhausted by the loan, and the loan payments will be allocated to the respective investment funds in accordance with the investment election then in effect.

         7.9 Effect of Severance From Service and Non-Payment -- In the event that a loan remains outstanding upon the Severance from Service of a Participant, the Participant will be given the option of continuing to repay the outstanding loan. In any case where payments on the outstanding loan are not made within 90 days of the Participant's Severance from Service Date, the amount of any unpaid principal will be deducted from the Participant's account and reported as a distribution. If, as a result of Layoff or Authorized Leave of Absence, a Participant, although still in a Period of Service, is not being compensated through the Employer's payroll system, loan payments will be suspended until the earliest of the first pay date after Participant returns to active employment with the Employer, the Participant's Severance from Service Date, or the expiration of twelve (12) months from the date of the suspension. In the event the Participant does not return to active employment with the Employer, the Participant will be given the option of continuing to repay the outstanding loan. If the Participant fails to resume payments on the loan, the outstanding loan will be reported as a taxable distribution. In no event, however, shall the loan be deducted from the Participant's Account earlier than the date on which the Participant (i) incurs a Severance from Service, or, (ii) attains age 59-1/2.

         7.10 Loans - Executive Officers -- No loan to an executive officer from an Account in the Raytheon Common Stock Fund will be effective until the expiration of six (6) months from the date on which the application for the loan is received by the Administrator.

              ARTICLE VIII - LIMITATIONS OF SECTION 415 OF THE CODE

         8.1 Maximum Permissible Amount of a Participant's Annual Addition -- The total for any Limitation Year of the annual additions to a Participant's Account under this Plan when added to the annual additions to a Participant's account under any qualified defined contribution plan maintained by the Employer shall not exceed the lesser of (i) twenty-five percent (25%) of total compensation from the Employer, and (ii) $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

         For purposes of this Section 8.1, the term "annual addition" shall mean, with respect to any Limitation Year, Matching Contributions, forfeitures, Qualified Nonelective Contributions and Elective Deferrals to this Plan, plus the sum of the following amounts allocable for such Plan Year to the Participant's accounts in all other qualified plans maintained by the Employer in which he participates: (1) employer contributions (including pre-tax contributions), (2) forfeitures which have been reallocated to the Participant's account, (3) Participant after-tax contributions; and (4) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

         For purposes of this Section 8.1, the term "compensation" shall mean all amounts paid to an Employee for personal services actually rendered to the Companies and Affiliates, including, but not limited to, wages, salary, commissions, bonuses, overtime and other premium pay as specified in Reg. ss.1.415-2(d)(2), but excluding deferred compensation, stock options, and other distributions which receive special tax treatment as specified in Reg. ss.1.415-2(d)(3).

         8.2 Reduction of Annual Additions -- In the event it is determined that the annual additions to a Participant's Account under this Plan or any other qualified defined contribution plan maintained by the Employer for any limitation year would be in excess of the limitations of Section 8.1, such annual additions shall be reduced to the extent necessary to bring them within such limitations. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Eligible Compensation, a reasonable error in determining the amount of Elective Deferrals that may be made with respect to any Participant, or under other limited facts and circumstances which the Internal Revenue Service finds justify the availability of the remedies contained herein, the Administrator, in coordination with the administrator of any other defined contriution plan maintained by the Employer, shall reduce the annual additions which have been made to a Participant's Account to the acceptable limit by the following procedures, on a pro rata basis, in the following order:

                  (a) by returning to the Participant any voluntary or mandatory Employee contributions made to the Raytheon Support Services Company Money Accumulation Plan or any other defined contribution plan maintained by the Employer;

                  (b) to the extent the limitation is still exceeded, Elective Deferrals to this Plan, or other defined contribution plan qualified under
Section 401(k) of the Code maintained by the Employer during such Limitation Year, shall be distributed to the Participant; and

                  (c) to the extent such limitation is still exceeded, any Qualified Non-Elective Contribution to Participant's account in this Plan, or other defined contribution plan qualified under Section 401(k) of the Code maintained by the Employer during such Limitation Year, shall be reduced to the extent necessary to reduce annual additions to the acceptable limit;

                  (d) to the extent the limitation is still exceeded, any Matching Employer Contributions to this Plan, or other defined contribution plan qualified under Section 401(k) of the Code maintained by the Employer during such Limitation Year, shall be reduced to the extent necessary to decrease Participant's annual additions to the acceptable limit;

                  (e) to the extent the limitation is still exceeded, excess annual additions in the Participant's Account in the Raytheon Stock Ownership Plan (RAYSOP) shall be used to reduce allocations for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if the Participant is covered by such Plan at the end of such Limitation Year. In the event the Participant is not covered by the Plan at the end of the Limitation Year, any excess annual additions which remain must, as provided in Reg. ss.1.415-6(b)(6)(ii), be held unallocated in a suspense account for the Limitation Year and reallocated in the next Limitation Year to all of the remaining Participants in proportion to their RAYSOP allocation in such Plan Year.

         8.3 Coordination with Limitation on Benefit from All Plans -- Notwithstanding any other provisions in this Plan to the contrary, in the case of a Participant who also participates in any qualified defined benefit plan which is maintained by the Employer (whether or not terminated), the sum of the defined benefit plan fraction and the defined contribution plan fraction may not exceed 1.0 for any Limitation Year. The defined benefit plan fraction for any Limitation Year is a fraction, the numerator of which is the projected annual benefit of the Participant under the plan (determined as of the close of the Limitation Year); and the denominator of which is the lesser of (i) the product of 1.25, multiplied by the dollar limitation applicable to defined benefit plans, in effect under applicable law for such Limitation Year; or (ii) the product of 1.4 multiplied by one hundred percent (100%) of the Participant's average compensation for the three consecutive calendar years during which he had the highest aggregate compensation from the Employer. The defined contribution plan fraction for any Limitation Year is a fraction, the numerator of which is the sum of the annual additions (as defined in Section 8.1) to the Participant's Accounts as of the close of the Limitation Year; and the denominator of which is the sum of the lesser of the following amounts determined for the current Limitation Year and each prior Limitation Year: (i) the product of 1.25 multiplied by the dollar limitation applicable to defined contribution plans, in effect under applicable law for the Limitation Year; or
(ii) the product of 1.4 multiplied by 25% of such Participant's total compensation for the Limitation Year. In the event that the limitation set forth above is exceeded, adjustments shall be made in the defined benefit plan.

         8.4 Effective Date -- This Article VIII shall be effective for Limitation Years beginning on or after January 1, 1987.

               ARTICLE IX - LIMITATIONS OF SECTION 416 OF THE CODE

         9.1 General Rule -- In the event that the Plan becomes top heavy with respect to a Plan Year commencing on or after January 1, 1984, the provisions of this Article shall apply and shall supersede any conflicting provisions in the Plan.

         9.2      Definitions --

                  (a) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer, an owner (or considered an owner under Section 415(c)(1)(A) of the Code) of one of the ten largest interests in the Employer if such individual's compensation exceeds 150 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a five percent (5%) owner of the Employer, or a one percent (1%) owner of the Employer who has an annual compensation of more than $150,000. The determination period of the Plan is the Plan Year containing the determination date and the four (4) preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

                  (b) Non-Key Employee:  Any Employee who is not a Key Employee.

                  (c) Top-Heavy Ratio:

                  (i) If the Employer maintains one or more defined benefit plans and the Employer has never maintained any defined contribution plans (including any simplified employee pension plan) which has covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the present value of accrued benefits of all Key Employees as of the determination date (including any part of any accrued benefit distributed in the five-year period ending on the determination date), and the denominator of which is the sum of all accrued benefits (including any part of any accrued benefit distributed in the five-year period ending on the determination date) of all Participants as of the determination date.

                  (ii) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which have covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the present value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the present value of accrued benefits under the defined benefit plans for all Participants. Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an account balance or an accrued benefit made in the five-year period ending on the determination date and any contribution due but unpaid as of the determination date.

                  (iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

         (d) Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         (e) Required aggregation group: (i) Each qualified plan of the Employer in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) and 410 of the Code.

         (f) Determination date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

         (g)      Valuation date:  The last day of each Plan Year.

         (h) Present Value: Present Value shall be based only on the interest rate used by the Administrator to determine compliance with the funding requirements under the Retirement Act and the mortality rates specified on an appropriate current unisex table.

         9.3 Determination as to Whether the Plan is Top Heavy -- The Administrator shall determine whether the Plan is top heavy within the meaning of Section 416. The Plan shall be top heavy for any Plan Year beginning after December 31, 1983, if, as of the last day of the preceding Plan Year (the "determination date"), any of the following conditions exist:

                  (a) If the Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any required aggregation group or permissive aggregation group of plans;

                  (b) If this Plan is a part of a required aggregation group of plans (but which is not part of a permissive aggregation group) and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%); or

                  (c) If this Plan is a part of a required aggregation group of plans and part of a permissive aggregation group and the Top-Heavy Ratio for the permissive aggregation group exceeds sixty percent (60%).

         In determining whether the Plan is top heavy for Plan Years commencing after December 31, 1984, the Account balance of a Participant who has not performed an Hour of Service for the Employer at any time during the five-consecutive-year period ending on the determination date shall be excluded from the calculation of the Top Heavy Ratio.

         9.4 Minimum Contribution -- For each Plan Year with respect to which the Plan is top heavy, the minimum amount allocated under the Plan for the benefit of each Participant who is a Non-Key Employee and who is otherwise eligible for such an allocation shall be the lesser of:

                  (a) three percent (3%) of the Non-Key Participant's compensation (within the meaning of Section 415 of the Code) for the Plan Year, or

                  (b) the Non-Key Participant's compensation (as defined in Section 415 of the Code) times a percentage equal to the largest percentage of such compensation (not exceeding $200,000, $150,000 for Plan Years beginning on or after January 1, 1994) allocated to any Key Employee for the Plan Year under this Plan and all other defined contribution plans in the same required aggregation group. This clause
         (b) shall not apply to any plan required to be included in an aggregation group if such plan enables a defined benefit plan required to be included in such group to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

This paragraph shall not apply to a Participant covered under a qualified defined benefit plan maintained by the Employer if the Participant's vested benefit thereunder satisfies the requirements of Section 416(c) of the Code. Notwithstanding any other language herein, a Non-Key Eligible Employee may not fail to receive a defined contribution minimum allocation because either (1) said Eligible Employee was excluded from participation (or accrues no benefit) merely because the Employee's compensation is less than the stated amount, or
(2) the Employee is excluded from participation (or accrues no benefit) merely because of a failure to make Elective Deferrals.

         9.5      Accelerated Vesting --

                  (a) For each Plan Year during which the Plan is top heavy, a vesting schedule which complies with the requirements of Section 416(b)(1)(a) of the Code will be placed in effect. Each Participant in a Period of Service during a Plan Year in which the Plan is top-heavy will be entitled to a Nonforfeitable right to one hundred percent (100%) of the pension benefit accrued from Employer contributions provided said Participant has completed a Period of Service with the Employer of at least three (3) years.

                  (b) In the event that an accelerated vesting schedule must be placed in effect in accordance with subparagraph (a) of this Section 9.5 and the Plan is later determined not to be top heavy, no vesting schedule change shall be made which shall have the effect of providing a benefit to a Participant less than the accrued cumulative benefit to which the Participant was otherwise entitled as of the date of said vesting schedule change pursuant to said subparagraph (a).

                           ARTICLE X - THE TRUST FUND

         10.1 Trust Agreement -- During the period in which this Plan remains in existence, the Employer or any successor thereto shall maintain in effect a Trust Agreement with a corporate trustee as Trustee, to hold, invest, and distribute the Trust Fund in accordance with the terms of such Trust Agreement.

         10.2 Investment of Accounts -- The Trustee shall invest and reinvest the Participant's accounts in investment options as defined in Section 4.1 as directed by the Administrator or its delegate in writing. The Administrator shall issue such directions in accordance with the investment options selected by the Participants which shall remain in force until altered in accordance with Sections 4.2 and 4.3.

         10.3 Expenses -- Expenses of the Plan and Trust shall be paid from the Trust.

                     ARTICLE XI - ADMINISTRATION OF THE PLAN

         11.1 General Administration -- The general administration of the Plan shall be the responsibility of Raytheon Company (or any successor thereto) which shall be the Administrator and Named Fiduciary for purposes of the Retirement Act. The Company shall have the authority, in its sole discretion, to construe the terms of the Plan and to make determinations as to eligibility for benefits and as to other issues within the "Responsibilities of the Administrator" described in Article XI, Section 11.2. All such determinations of the Company shall be conclusive and binding on all persons.

         11.2 Responsibilities of the Administrator -- The Administrator shall assign responsibility for performance of all necessary administrative duties, including the following:

                  (a) Determination of all questions which may arise under the Plan with respect to eligibility for participation and administration of accounts, including without limitation questions with respect to membership, vesting, loans, withdrawals, accounting, status of accounts, stock ownership and voting rights, and any other issue requiring interpretation or application of the Plan.

                  (b) Reference of appropriate issues to the Offices of the Executive Vice President - Chief Financial Officer, the Senior Vice President Treasurer, the Director of Tax Affairs, the Vice President General Counsel, and the Vice President - Human Resources, respectively, for advice and counsel.

                  (c) Establishment of procedures required by the Plan, such as notification to Employees as to joining the Plan, selecting and changing investment options, suspending deferrals, exercising voting rights in stock, withdrawing and borrowing account balances, designation of beneficiaries, election of method of distribution, and any other matters requiring a uniform procedure.

                  (d) Submission of necessary amendments to supplement omissions from the Plan or reconcile any inconsistency therein.

                  (e) Filing appropriate reports with the Government as required by law.

                  (f) Appointment of a Trustee or Trustees and investment managers.

                  (g) Review at appropriate intervals of the performance of the Trustee and such investment managers as may have been designated.

                  (h) Appointment of such additional Fiduciaries as deemed necessary for the effective administration of the Plan, such appointments to be by written instrument.

         11.3 Liability for Acts of Other Fiduciaries -- Each Fiduciary shall be responsible only for the duties allocated or delegated to said Fiduciary, and other Fiduciaries shall not be liable for any breach of fiduciary responsibility with respect to any act or omission of any other Fiduciary unless:

                  (a) The Fiduciary knowingly participates in or knowingly attempts to conceal the act or omission of such other Fiduciary and knows that such act or omission constitutes a breach of fiduciary responsibility by the other Fiduciary;

                  (b) The Fiduciary has knowledge of a breach of fiduciary responsibility by the other Fiduciary and has not made reasonable efforts under the circumstances to remedy the breach; or

                  (c) The Fiduciary's own breach of his specific fiduciary responsibilities has enabled another Fiduciary to commit a breach. No Fiduciary shall be liable for any acts or omissions which occur prior to his assumption of Fiduciary status or after his termination from such status.

         11.4 Employment by Fiduciaries -- Any Fiduciary hereunder may employ, with the written approval of the Administrator, one or more persons to render service with regard to any responsibility which has been assigned to such Fiduciary under the terms of the Plan including legal, tax, or investment counsel and may delegate to one or more persons any administrative duties (clerical or otherwise) hereunder.

         11.5 Recordkeeping -- The Administrator shall keep or cause to be kept any necessary data required for determining the account status of each Participant. In compiling such information, the Administrator may rely upon its employment records, including representations made by the Participant in the employment application and subsequent documents submitted by the Participant to the Employer. The Trustee shall be entitled to rely upon such information when furnished by the Administrator or its delegate. Each Employee shall be required to furnish the Administrator upon request and in such form as prescribed by the Administrator, such personal information, affidavits and authorizations to obtain information as the Administrator may deem appropriate for the proper administration of the Plan, including but not limited to proof of the Employee's date of birth and the date of birth of any person designated by a Participant as a Beneficiary.

         11.6 Claims Review Procedure -- The Administrator shall make all determinations as to the right of any person to Accounts under the Plan. Any such determination by the Administrator shall be made pursuant to the following procedure:

         Step 1. Claims with respect to an Account should be filed by a claimant as soon as practicable after claimant knows or should know that a dispute has arisen with respect to an Account, but at least thirty (30) days prior to the claimant's actual retirement date or, if applicable, within sixty (60) days after the death, Disability or Severance from Service of the Participant whose account is at issue, by mailing a copy of the claim to the Benefits and Services Department, Raytheon Company, 141 Spring Street, Lexington, Massachusetts 02173.

         Step 2. In the event that a claim with respect to an Account is wholly or partially denied by the Administrator, the Administrator shall, within ninety
(90) days following receipt of the claim, so advise the claimant in writing setting forth: the specific reason or reasons for the denial; specific reference to pertinent Plan provisions on which the denial is based; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such material or information is necessary; and an explanation of the Plan's claim review procedure.

         Step 3. Within sixty (60) days following receipt of the denial of a claim with respect to an Account, a claimant desiring to have the denial appealed shall file a request for review with the Administrator by mailing a copy thereof to the address shown in Step 1.

         Step 4. Within thirty (30) days following receipt of a request for review, the Administrator shall provide the claimant a further opportunity to present his or her position. At the Administrator's discretion, such presentation may be through an oral or written presentation. Prior to such presentation, the claimant shall be permitted the opportunity to review pertinent documents and to submit issues and comments in writing. Within a reasonable time following presentation of the claimant's position, which usually should not exceed thirty (30) days, the Administrator shall inform the claimant in writing of the decision on review setting forth the reasons for such decision and citing pertinent provisions in the Plan.

         The Administrator is the fiduciary to whom the Plan grants full discretion, with the advice of counsel, to interpret the Plan; to determine whether a claimant is eligible for benefits; to decide the amount, form and timing of benefits; and to resolve any other matter under the Plan which is raised by a claimant or identified by the Administrator. All questions arising from or in connection with the provisions of the Plan and its administration, not herein provided to be determined by the Board of Directors, shall be determined by the Administrator, and any determination so made shall be conclusive and binding upon all persons affected thereby.

         11.7 Indemnification of Directors and Employees -- The Companies shall indemnify by insurance or otherwise any Fiduciary who is a director, officer or employee of the Employer, his heirs and legal representatives, against all liability and reasonable expense, including counsel fees, amounts paid in settlement and amounts of judgments, fines or penalties, incurred or imposed upon him in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of acts or omissions in his capacity as a Fiduciary hereunder, provided that such act or omission is not the result of gross negligence or willful misconduct. The Companies may indemnify other Fiduciaries, their heirs and legal representatives, under the circumstances, and subject to the limitations set forth in the preceding sentence, if such indemnification is determined by the Board of Directors to be in the best interests of the Companies.

         11.8 Immunity from Liability -- Except to the extent that Section 410(a) of the Retirement Act prohibits the granting of immunity to Fiduciaries from liability for any responsibility, obligation, or duty imposed under Title I, Subtitle B, Part 4, of said Act, an officer, employee, member of the Board of Directors of the Employer or other person assigned responsibility under this Plan shall be immune from any liability for any action or failure to act except such action or failure to act which results from said officer's, Employee's, Participant's or other person's own gross negligence or willful misconduct.

                 ARTICLE XII - AMENDMENT OR TERMINATION OF PLAN

         12.1     Right to Amend or Terminate Plan

         Each of the Companies reserves the right at any time or times, by action of its Board of Directors, to modify, amend or terminate the Plan in whole or in part as to its Employees, in which event a certified copy of the resolution of the Board of Directors, authorizing such modification, amendment or termination shall be delivered to the Trustee and to the other Companies whose Employees are covered by this Plan, provided, however, no amendment to the Plan shall be made which shall:

                  (a) deprive any Participant of amounts allocated to his Account prior to the date of the amendment;

                  (b) except as provided in Section 3.11, make it possible for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of the Participants or their beneficiaries prior to the satisfaction of all liabilities with respect to such Participant or their Beneficiaries;

                  (c) modify the vesting schedule and deprive a Participant of his Nonforfeitable rights to amounts allocated to his account prior to the date of the amendment. Further, if the vesting schedule of the Plan is amended, or the Plan is amended to directly or indirectly affect a Nonforfeitable percentage of a Participant's Account, each Participant with a Period of Service of at least three years may elect, within a reasonable period after the adoption of the amendment to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted or the change made and shall end on the latest of:

                           (i)  60 days after the amendment is adopted;

                           (ii) 60 days after the amendment becomes effective,or

                          (iii) 60 days after the Participant is issued written
                                notice of the amendment;

                  (d) increase the duties of liabilities of the Trustee without its consent. Notwithstanding the foregoing provisions of this Section or any other provisions of this Plan, any modification or amendment of the Plan may be made retroactively if necessary or appropriate to conform the Plan with, or to satisfy the conditions of, the Retirement Act, the Code, or any other law, governmental regulation or ruling.

         Any termination, modification or amendment of the Plan shall be subject to approval by the Board of Directors of the Company.

         12.2 Maintenance of Plan -- The Company has established the Plan with the bona fide intention and expectation that it will be able to make its contributions indefinitely, but the Company is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given length of time.
         12.3 Termination of Plan and Trust -- The Plan and Trust hereby created shall terminate upon the occurrence of any of the following events:

         (a) Delivery to the Trustee of a notice of termination executed by the Company specifying the date as of which the Plan and Trust shall terminate;

         (b) Adjudication of the Company as bankrupt or general assignment by the Company to or for the benefit of creditors or dissolution of the Company;

         In the event of the complete termination of this Plan or the complete discontinuance of Matching Contributions under it (but a rescission under Section 13.2 for failure to qualify initially is not such a termination or complete discontinuance), the rights of each Participant to the amounts then credited to his or her Account shall be Nonforfeitable. In the event of the partial termination of this Plan, the rights of each Employee (as to whom the Plan is considered terminated) to the amounts then credited to his or her Account, shall be Nonforfeitable. Whether or not there is a complete or partial termination of this Plan shall be determined under the regulations promulgated pursuant to the Internal Revenue Code. To the extent this paragraph is inconsistent with any provisions contained elsewhere in this Plan or in the Trust which forms a part of this Plan, this paragraph shall govern. Upon such termination of the Plan and Trust, after payment of all expenses and proportional adjustment of accounts to reflect such expenses, fund losses or profits, and reallocations to the date of termination, each Participant or former Participant shall, subject to the requirements of Section 401(k)(10) of the Code and Reg. ss. 1.401(k)-1(d)(3), be entitled to receive any amounts then credited to his or her Account in the Trust Fund. The Trustee may make payments in cash or, to the extent permitted by Section 6.6, in stock.

                      ARTICLE XIII - ADDITIONAL PROVISIONS

         13.1 Effect of Merger, Consolidation or Transfer -- In the event of any merger or consolidation with or transfer of assets or liabilities to any other plan or to this Plan, each Participant of the Plan shall be entitled to a benefit immediately after the merger, consolidation or transfer, which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had been terminated).

         13.2 Necessity of Initial Qualification -- This Plan is established with the intent that it shall qualify under Sections 401(a) and 401(k) of the Code as that section exists at the time the Plan is established. If the Internal Revenue Service determines that the Plan initially fails to meet those requirements, then within thirty (30) days after the date of such determination all of the assets of the Trust Fund held for the benefit of Participants and their beneficiaries shall be distributed equitably among the contributors to the Plan in proportion to their contributions, and the Plan shall be considered to be rescinded and of no force or effect, unless such inadequacy is removed by a retroactive amendment pursuant to the Code. Any nonvested Matching Contributions and earnings attributable thereto shall be returned to the Companies.

         13.3 Limitation of Assignment -- No account under the Plan shall be subject in any manner to attachment, anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, or the vesting of rights in any person by operation of law or otherwise except as provided under this Plan, including but not limited to the Trustee or Receiver in Bankruptcy, and any attempt so to anticipate, alienate, sell, transfer, assign, encumber or charge the same shall be void, nor shall any such benefit be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit. If any Participant is adjudicated bankrupt, or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, then such benefit shall, in the discretion of the Administrator, cease and terminate and in that event the Trustee shall hold or apply the same or any part thereof to or for the benefit of such Participant in such manner as the Administrator may direct.

         Notwithstanding the foregoing, the Administrator is authorized to comply with a domestic relations order determined by it to be a qualified domestic relations order as defined in Section 414(p) of the Code. A distribution may be made to an alternate payee under a qualified domestic relations order in the form of a lump sum payment at the time specified in such order, regardless of any restrictions on the commencement of the distribution that then may apply to the Participant to whom the order relates.

         13.4 Limitation of Rights of Employees -- This Plan is strictly a voluntary undertaking on the part of the Companies and shall not be deemed to constitute a contract between any of the Companies and any Employee, or to be a consideration for, or an inducement to, or a condition of the employment of any Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of any of the Companies or shall interfere with the right of any of the Companies to discharge or otherwise terminate the employment of any Employee of the Company at any time. No Employee shall be entitled to any right or claim hereunder except to the extent such right is specifically fixed under the terms of the Plan.

         13.5 Construction -- The Plan shall be construed, regulated, and administered under the laws of the Commonwealth of Massachusetts, except to the extent that the Retirement Act otherwise requires. In the event that any provision of this Plan is inconsistent with any provision in the Retirement Act, the provision in the Retirement Act shall be deemed to be controlling.

         13.6 Merger of United Engineers & Constructors, Inc. Profit Sharing Plan and the United Engineers & Constructors, Inc. Boston Employees Profit Sharing Plan -- Effective as of December 31, 1994, or such earlier date as is determined to be administratively feasible (the "Merger Date"), the United Engineers & Constructors, Inc. Profit Sharing Plan and the United Engineers & Constructors, Inc. Boston Employees Profit Sharing Plan (the "Merged Plans") shall be merged into this Plan. All assets held under the trust agreements for each of the Merged Plans shall be transferred to the Trustee, such transfer to be effective as of the Merger Date. Amounts held in the various investment accounts under the trust agreements for each of the Merged Plans shall be transferred to the investment accounts under the Trust in accordance with procedures established by the Administrator. Upon such transfer, the assets of the Merged Plans shall become assets of this Plan for all purposes hereunder, effective as of the Merger Date, and this Plan shall assume all the liabilities of the Merged Plans, and benefits shall thereafter be allocated and paid pursuant to the provisions of this Plan. All participants in the Merged Plans shall remain fully vested in their accounts which are transferred to this Plan. All withdrawal and distribution options under each of the Merged Plans shall be made available under this Plan with respect to the transferred accounts to the extent required by Section 411(d)(6) of the Code. Any amendments to this Plan which are effective prior to January 1, 1994 shall be considered as amendments to each of the Merged Plans as well.

         13.7 Transfer of Assets from Raytheon Subsidiary Savings and Investment Plan -- Effective as of December 31, 1994, or such earlier date as is administratively feasible (the "Transfer Date") the account balances of those participants under the Raytheon Subsidiary Savings and Investment Plan who are employed on the non-exempt and exempt salaried payrolls of Harbert-Yeargin, Inc. (the "Transferred Accounts") shall be transferred into this Plan. Assets equal to the Transferred Accounts shall be transferred from the Raytheon Subsidiary Savings and Investment Plan to the Trustee, such transfer to be effective as of the Transfer Date. Amounts held in the various investment accounts under the Raytheon Subsidiary Savings and Investment Plan and Trust shall be transferred to the investment accounts under the Trust in accordance with procedures established by the Administrator. Upon such transfer, the assets transferred from the Raytheon Subsidiary Savings and Investment Plan shall become assets of this Plan for all purposes hereunder, effective as of the Transfer Date, and this Plan shall assume all the liabilities of the Raytheon Subsidiary Savings and Investment Plan for the Transferred Accounts, and benefits shall thereafter be allocated and paid pursuant to the provisions of this Plan. All participants in the Raytheon Subsidiary Savings and Investment Plan whose accounts are transferred to this Plan shall remain fully vested in their Transferred Accounts. All withdrawal and distribution options under the Raytheon Subsidiary Savings and Investment Plan shall be made available under this Plan with respect to the Transferred Accounts to the extent required by Section 411(d)(6) of the Code.

                            ARTICLE XIV - DEFINITIONS

         The following terms have the meaning specified below unless the context indicates otherwise:

         14.1 "Account" means the entire interest of a Participant in the Trust Fund. A Participant's Account shall consist of an Employee Account, a Matching Contribution Account and, where applicable, a Rollover Contribution Account and a Qualified Non-Elective Contribution Account.

         14.2     "Administrator" means Raytheon Company.

         14.3 "Affiliate" means a trade or business which together with any of the Companies is a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses (whether or not incorporated) under common control as defined in Section 414(c) of the Code, or (iii) an affiliated service group as defined in Section 414(m) of the Code, or which is an entity otherwise required to be aggregated with the Companies pursuant to Section 414(o) of the Code. For purposes of Article VIII, the determination of controlled groups of corporations and trades or businesses under common control shall be made after taking into account the modification required under Section 415(h) of the Code. This section shall be effective as of January 1, 1987.

         14.4 "Authorized Leave of Absence" means an absence approved by the Companies on a uniform and nondiscriminatory basis not exceeding one (1) year for any of the following reasons: illness of Employee or relative, death of relative, education of Employee, or personal or family business of an extraordinary nature, provided in each case that the Employee returns to the service of the Companies within the time period specified by the Companies.

         14.5 "Authorized Military Leave of Absence" means any absence due to service in the Armed Forces of the United States, upon completion of which the Employee is entitled under any applicable Federal law to reemployment at the termination of such military service, provided that he returns to the service of the Companies within the period provided for by such applicable Federal law or such further period as may be established by the Administrator. As used in this paragraph, the term "Armed Forces of the United States" excludes the Merchant Marine.

         14.6 "Beneficiary" means the person designated by the Participant to receive the value of his Account in the event of his death; provided, however, that if a Participant with a spouse designates a Beneficiary other than his spouse, said designation shall not take effect unless the spouse consents in writing to such designation and said spousal consent acknowledges the effect of said designation and is witnessed by a representative of the Plan or a notary public. Said spousal consent shall be effective only with respect to the spouse granting such consent, and shall not be required if the Participant can establish that there is no spouse, that the spouse cannot be located, or that other conditions exist as may be prescribed by regulations issued by the Secretary of the Treasury. If there is no Beneficiary designated by the Participant or surviving at the death of the Participant, payment of his Account shall be made in accordance with Section 6.6. Subject to the foregoing, a Participant may designate a new beneficiary at any time by filing with the Administrator a written request for such change on a form prescribed by the Administrator. Such change shall become effective only upon receipt of the form by the Administrator, but upon such receipt of the change shall relate back to and take effect as of the date the Participant signed such request, whether or not the Participant is living at the time of such receipt, provided, however, that neither the Trustee nor the Administrator shall be liable by reason of any payment of the Participant's Account made before receipt of such form.

         14.7 "Board of Directors" means the Board of Directors of Raytheon Company.

         14.8 "Business Day" means a day on which Fidelity is open for general business.

         14.9 "Code" means the Internal Revenue Code of 1986, as amended.

         14.10 "Company" means Raytheon Company but shall not include a Division, Operation or similar cohesive group of Raytheon Company excluded by the Board of Directors of Raytheon Company.

         14.11 "Companies" means the Company and any Subsidiary of the Company which elects through an authorized officer to participate in the Plan on account of its Employees, provided that participation in the Plan by such a Subsidiary is approved by the Board of Directors of the Company, or an officer to whom authority to approve participation by a subsidiary is delegated by the Board of Directors, but shall not include any Division, Operation or similar cohesive group of a participating Subsidiary excluded by the Board of Directors of the Subsidiary and the Board of Directors of the Company.

         14.12 "Designated Hourly Payroll" means an hourly payroll or portion thereof, processed in the United States, of one of the Companies which is designated in writing by the Administrator in accordance with nondiscriminatory and uniform rules as a payroll the Employees on which are eligible to participate in this Plan.

         14.13 "Disability" means that the Participant is totally and permanently disabled by bodily injury or disease so as to be prevented from engaging in any occupation for compensation or profit. The determination of disability shall be made by the Administrator with the aid of competent medical advice. It shall be based on such evidence as the Administrator deems necessary to establish disability or the continuation thereof.

         14.14 "Early Retirement Date" means the first day of the month subsequent to the earliest date on which the Participant has both attained age 55 and completed a Period of Service of ten (10) years.

         14.15 "Elective Deferral" means a voluntary reduction of Participant's compensation in accordance with Section 3.2 hereof.

         14.16 "Eligible Compensation" means the base pay (including vacation and sick pay and pay for unused vacation), supervisory differentials, shift premiums and, effective January 1, 1985, and September 23, 1996, respectively, sales commissions and flight pay for pilots at Raytheon Aircraft Services, paid to a Participant by the Employer, excluding all other earnings from any source. Effective for Plan Years beginning on or after January 1, 1989 and prior to December 31, 1993, in no event shall the amount of Eligible Compensation taken into account under the Plan for any Plan Year exceed $200,000 (or such larger amount as the Secretary of the Treasury may determine for such Plan Year under
Section 401(a)(17) of the Code). Effective for Plan Years beginning on or after January 1, 1994, in no event shall the amount of Eligible Compensation taken into account under the Plan for any Plan Year exceed $150,000 (or such larger amount as the Secretary of the Treasury may determine for such Plan Year under
Section 401(a)(17) of the Code). For purposes of this limitation only, in determining compensation the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.

         14.17 "Eligible Employee" means any Employee on a U.S. based Salaried or Designated Hourly Payroll of one of the Companies, excluding Employees in cooperative studies and intern programs, independent contractors reclassified as a result of an audit by a government agency as common law employees and all individuals performing services for the Companies who are paid through accounts payable, as distinguished from the payroll system, and, effective January 1, 1987, a person who is a Leased Employee.

         14.18 "Employee" means any person performing compensated services for the Employer who meets the definition of "Employee" for income tax withholding purposes under Treas. Regs. 31.3401(c)-1 and any person who is a Leased Employee. This section shall be effective as of January 1, 1987.

         14.19 "Employee Account" means that portion of Participant's Account which is attributable to Elective Deferrals, adjustments for withdrawals and distributions, and the earnings and losses attributable thereto.

         14.20    "Employer" means Raytheon Company and any Affiliate thereof.

         14.21 "Employment Commencement Date" is the date on which the Employee first performs an Hour of Service with the Employer.

         14.22 "Enrollment Agreement" means a salary reduction agreement pursuant to which an Eligible Employee voluntarily joins the Plan and authorizes deferral of a portion of the Participant's Eligible Compensation.

         14.23 "Fidelity" means Fidelity Investments, the recordkeeper for the Plan.

         14.24 "Fiduciary" means a named fiduciary and any other person or group of persons who assumes a fiduciary responsibility within the meaning of the Retirement Act under this Plan whether by expressed delegation or otherwise but only with respect to the specific responsibilities of each for the administration of the Plan and Trust Fund.

         14.25 "Higher Paid Eligible Employee" means an individual described in
Section 414(q) of the Code, after giving effect to subsection (12) thereof, and any regulation, notice or other guidance issued by the Internal Revenue Service thereunder. The determination of whether an individual is a Higher Paid Eligible Employee may be made by the Administrator on the basis of any elective provision permitted under such regulation, notice or other guidance. In general, an Employee will be considered a Higher Paid Eligible Employee if such individual:

                  (a) was a five percent owner as defined in Section 416(i)(1)
         (iii) of the Code at any time during the current or preceding Plan
         Year;

                  (b) received compensation in excess of $50,000 during the current or preceding Plan Year (adjusted annually for increases in the cost of living in accordance with Section 415(d) of the Code); or

                  (c) was at any time an officer within the meaning of Section 416(i) of the Code during the preceding Plan Year, and who received compensation in the current or preceding Plan Year greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year. Notwithstanding the foregoing, no more than 50 or, if lesser, the greater of 3 employees or 10 percent of the Employees shall be treated as officers.

                  (d) An Employee who is not described in paragraph (b) or (c) above for the preceding Plan Year shall not be treated as described in paragraph (b) or (c) unless such Employee is one of the 100 Employees who receive the most compensation from the Employer during the Plan Year.

                  (e) A former Employee shall be treated as a Higher Paid Eligible Employee if such former Employee had a separation year prior to the Plan Year and was a Higher Paid Eligible Employee for either (1) such Employee's separation year or (2) any Plan Year ending on or after the Employee's 55th birthday. A separation year is the Plan Year in which the Employee separates from service.

                  (f) Notwithstanding anything to the contrary in this Plan, Sections 414(b), (c), (m), (n), and (o) of the Code are applied prior to determining whether an Employee is a High Paid Eligible Employee.

                  (g) "Non-Higher Paid Eligible Employee" shall mean an Employee who is neither a Higher Paid Eligible Employee nor a family member (within the meaning of Section 414(q)(6) of the Code).

                  (h) "Compensation" shall mean the Employee's wages which are required to be reported on IRS Form W-2, increased by any Elective Deferrals made by the Companies to the Plan on behalf of the Employee and any pre-tax elective contributions made by the Companies which are excludible from the Employee's income under Section 125 of the Code.

         14.26 (a) "Hour of Service" means an hour with respect to which any Employee is paid, or entitled to payment, for the performance of duties for the Employer during the applicable computation period.

                  (b) "Hour of Service" shall include an hour for which the Employee is entitled to credit under subparagraph (a) hereof as a result of employment:

                  (i) with a predecessor company substantially all of the assets of which have been acquired by the Employer, provided that where only a portion of the operations of a company have been acquired, only service with said acquired portion prior to the acquisition will be included and that the Employee was employed by said predecessor company at the time of acquisition; or

                  (ii) with a Division, Operation or similar cohesive group of the Employer excluded from participation in the Plan.

                  (iii) with a predecessor contractor under the Integrated Range Engineering Contract (IRE) on Kwajalein Atoll or contracts covered by the Service Contract Act, provided that the Employee is in a Period of Service with such contractor on the day immediately preceding the Employee's Employment Commencement date or Reemployment Commencement Date, as applicable.

                  (c) To the extent applicable, the rules set forth in 29 CFR Sections 2530.200b-2(b) and (c) for computing an "Hour of Service" are incorporated herein by reference.

         14.27 "Layoff" means an involuntary interruption of service due to reduction of work force with or without the possibility of recall to employment when conditions warrant.

         14.28 "Leased Employee" means any person (other than an Employee) who, pursuant to an agreement between the Employer and any other person, has performed services for the Employer (or any related person as provided in Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year and such services are of the type historically performed by employees in the business field of the Employer. Leased Employees are not eligible to participate in the Plan. Notwithstanding the foregoing, if such "Leased Employees" constitute less than 20% of the nonhighly compensated workforce of the Employer within the meaning of Section 414(n)(5)(C)(ii) of the Code, the term "Employee" shall not include Leased Employees covered by a plan described in Section 414(n)(5) of the Code. This section shall be effective as of January 1, 1987.

         14.29 "Limitation Year" means the calendar year or any other 12-consecutive-month period adopted for all qualified deferred compensation plans of the Company pursuant to a written resolution adopted by the Company.

         14.30 "Matching Contribution" means contribution made to the Trust in accordance with Section 3.7 hereof.

         14.31 "Matching Contribution Account" means that portion of Participant's Account which is attributable to Matching Contributions by the Companies, adjustments for withdrawals and distributions, and the earnings and losses attributable thereto.

         14.32 "Net Annual Profits" means the current earnings of the Companies for the Plan Year determined in accordance with generally accepted accounting principles before federal and local income taxes and before contributions to this Plan or any other qualified plan.

         14.33 "Net Profits" means the accumulated earnings of the Companies at the end of the Plan Year determined in accordance with generally accepted accounting principles. For the purposes hereof "accumulated earnings at the end of the Plan Year" shall include Net Annual Profits for such Plan Year calculated before any deduction is taken for depreciation, if any.

         14.34 "Nonforfeitable" means an unconditional right to an Account balance or portion thereof determined as of the applicable date of determination under this Plan.

         14.35  "Normal Retirement Age" means the Participant's sixty-fifth
(65th) birthday.

         14.36 "Participant" means an individual who is enrolled in the Plan pursuant to Article II and has not withdrawn the entire amount of his or her Account.

         14.37 "Pay Period" means a scheduled period for payment of wages or salaries.

         14.38 "Period of Participation" means that portion of a Period of Service during which the Eligible Employee was a Participant, and had an Employee Account in the Plan. For the purpose of determining a Period of Participation, participation in the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees and the Raytheon Employee Savings and Investment Plan shall be considered as participation in this Plan.

         14.39 "Period of Service" means the period of time beginning on the Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the Employee's Severance from Service Date.

         14.40 "Period of Severance" means the period of time beginning on the Employee's Severance from Service Date and ending on the Employee's Reemployment Commencement Date.

         14.41 "Plan" means the Raytheon Savings and Investment Plan as amended from time to time.

         14.42 "Plan Year" means a calendar year, or a portion thereof occurring prior to the termination of the Plan.

         14.43 "Qualified Non-Elective Contribution Account" means that portion of a Participant's Account which is attributable to Qualified Non-Elective Contributions received pursuant to Section 3.12, adjusted for withdrawals and distributions, and the earnings and losses attributable thereto.

         14.44 "Reemployment Commencement Date" means the first date on which the Employee performs an Hour of Service following a Period of Severance which is excluded under Section 5.3 in determining whether a Participant has a Nonforfeitable right to his or her Matching Contribution Account.

         14.45 "Retirement" means a Severance from Service when the Participant has either attained age 55 and completed a Period of Service of at least ten
(10) years or has attained Normal Retirement Age.

         14.46 "Retirement Act" means the Employee Retirement Income Security Act of 1974, including any amendments thereto.

         14.47 "Rollover Contribution Account" means that portion of a Participant's Account which is attributable to rollover contributions received pursuant to Section 3.10, adjustments for withdrawals and distributions, and the earnings and losses attributable thereto.

         14.48 "Salaried Payrolls" means the nonexempt salaried and the exempt salaried payrolls which are processed in the United States.

         14.49 "Severance from Service" means the termination of employment by reason of quit, Retirement, discharge, death or failure to return from Layoff, Authorized Leave of Absence, Authorized Military Leave of Absence or Disability.

         14.50    "Severance from Service Date" means the earlier of:

                  (a) the date on which an Employee quits, retires, is discharged, or dies; or

                  (b) except as provided in paragraphs (c) and (d) hereof, the first anniversary of the first date of a period during which an Employee is absent for any reason other than quit, retirement, discharge or death, provided that, on an equitable and uniform basis, the Administrator may determine that, in the case of a Layoff as the result of a permanent plant closing, the Administrator may designate the date of Layoff or other appropriate date prior to the first anniversary of the first date of absence as the Severance From Service Date; or

                  (c) in the case of an Authorized Military Leave of Absence from which the Employee does not return prior to expiration of recall rights, "Severance from Service Date" means the first day of absence because of the leave; or

                  (d) in the case of an absence due to Disability, "Severance from Service Date" means the earlier of the first anniversary of the first day of absence because of the Disability or the date of termination of the Disability; or

                  (e) in the case of an Employee who is discharged or quits (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child to the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, "Severance from Service Date," for the sole purpose of determining the length of a Period of Service, shall mean the first anniversary of the quit or discharge; or

                  (f) in the case of an Employee who is absent from service beyond the first anniversary of the first day of absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child to the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the Severance from Service Date shall be the second anniversary of the first day of such absence. The period between the first and second anniversaries of the first day of absence is neither a Period of Service nor a Period of Severance.

         14.51 "Subsidiary" means any corporation designated by the Board of Directors as a Subsidiary, provided that for the purposes of the Plan no corporation shall be considered a Subsidiary during any period when less than fifty percent (50%) of its outstanding voting stock is beneficially owned by the Company.

         14.52 "Surviving Spouse" means a lawful spouse surviving the Participant as of the date of Participant's death.

         14.53 "Trust Agreement" means the agreement between the Company and the Trustee, and any successor agreement made and entered into for the establishment of a trust fund of all contributions which may be made to the Trustee under the Plan.

         14.54 "Trustee" means the Trustee and any successor trustees under the Trust Agreement.

         14.55 "Trust Fund" means the cash, securities, and other property held by the Trustee for the purposes of the Plan.

         14.56 "Valuation Date" means each Business Day.

         14.57 Words used in either the masculine or feminine gender shall be read and construed so as to apply to both genders where the context so warrants. Words used in the singular shall be read and construed in the plural where they so apply.

                      RAYTHEON SAVINGS AND INVESTMENT PLAN


                      Qualified Non-Elective Contributions


Raytheon Engineers & Constructors, Inc.

Location                        Effective Date      Amount of Contribution


Rust Plant Services units at:       6/12/96         2% of gross pay for
                                                    the period 6/1/96 - 9/30/96
Amoco Chemical Company
         Decatur, AL
Hexcel Corporation,
         Decatur, AL
Newport South, Inc.,
            Grenada, MS
J.D. Irving, Inc.,
         Fort Edwards, NY
Kimberly Clark Corporation,
            Owensboro, KY
Kimberly Clark Corporation,
            Yucca, AZ
3M Company,
         Decatur, AL
3M Company, Kearneysville,
            WV